Exhibit 32.1
CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 USC 1350 (Section 906 OF THE SARBANES-OXLEY ACT OF 2002)
I, Hugh C. Lane, Jr., President of Bank of South Carolina Corporation (the “Company”), certify, that to the best of my knowledge, based upon a review of the annual report on Form 10KSB for the period ended December 31, 2006 of the Company (the “Report”):
1.	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (U.S.C. 78m or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: February 22, 2007
BY: /s/ Hugh C. Lane, Jr.
           Hugh C. Lane, Jr.
President

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